As filed with the Securities and Exchange Commission on August 1, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Yahoo! Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	701 First Avenue Sunnyvale, California 94089 (408) 349-3300 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	77-0398689 (I.R.S. Employer Identification Number)

Blake Jorgensen
Chief Financial Officer
Yahoo! Inc.
701 First Avenue
Sunnyvale, California 94089
(408) 349-3300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:

Michael J. Callahan Executive Vice President, General Counsel and Secretary 701 First Avenue Sunnyvale, California 94089 (408) 349-3300	Ora T. Fisher Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount Of
Title Of Each Class Of	Amount To	Maximum Offering	Aggregate Offering	Registration
Securities To Be Registered	Be Registered	Price Per Unit	Price	Fee
Common Stock, $0.001 par value per share	8,400,706 shares (2)	$23.63 (1)	$198,508,682.78 (1)	$6,094.22

(1)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock on July 30, 2007, as reported on the Nasdaq Global Select Market.

(2)	Each share of common stock is accompanied by a preferred stock purchase right pursuant to the Amended and Restated Rights Agreement, dated as of April 1, 2005, as may be amended from time to time, between the Registrant and EquiServe Trust Company, N.A., as Rights Agent.

8,400,706 Shares
YAHOO! INC.
Common Stock

     All of the shares of our common stock in this offering are being sold by the selling stockholders identified in this prospectus or a supplement hereto. The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we issued to such selling stockholder in connection with our acquisition of Right Media Inc. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.
     Our common stock is listed on the Nasdaq Global Select Market under the symbol “YHOO.” The last reported sale price of our common stock on July 30, 2007 was $23.62 per share.
     This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of our common stock may be offered and sold will be described in a supplement to this prospectus.
     Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on May 10, 2007 (which document is incorporated by reference herein), as well as other information contained or incorporated by reference in this prospectus or in any supplement hereto before making a decision to invest in our securities. See “Available Information” below.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2007.

     We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. The information contained in this prospectus is current only as of the date on the cover page of this prospectus and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.
     This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089, or call (408) 349-3382 to make your request.

PROSPECTUS SUMMARY
     This summary highlights material information found in greater detail elsewhere in this prospectus or the documents incorporated by reference herein. Before deciding to invest in our common stock, you should carefully read this entire prospectus, including the matters discussed in “Risk Factors,” which we describe in our most recent Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007, and in other documents that we subsequently file with the SEC.
Our Company
     We are a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Our mission is to connect people to their passions, their communities, and the world’s knowledge. We seek to provide Internet services that are essential and relevant to our global audience of users and advertisers. To our global audience of users, we provide our owned and operated online properties and services, which we refer to as the Yahoo! Properties. To our advertisers, we provide a range of tools and marketing solutions designed to enable them to reach our community of users through the Yahoo! Properties and our distribution network of third-party entities who have integrated our search and/or display advertising offerings into their websites.
     We offer a broad range of innovative and high-quality Internet products and services that are designed to provide our users with the power to connect, communicate, create, access, and share information online. We seek to provide efficient and effective marketing services for advertisers to reach our global audience of users. Our focus is on engaging more deeply with users and increasing the user base on the Yahoo! Properties, thereby enhancing value for our advertisers. We believe that we can increase our existing and potential user base and our users’ engagement on the Yahoo! Properties not only by offering compelling Internet services, but also by effectively integrating search, community, personalization and content to create a more powerful user experience.
     Many of our services are free to users. We generate revenues by providing marketing services to advertisers across a majority of our properties and by charging our users for premium services. We classify these revenues as either marketing services or fees. The majority of our offerings are available globally in more than 20 languages. We manage and measure our business geographically. Our principal geographies are the United States and International.
Recent Developments
     On July 17, 2007, we announced our unaudited interim financial results for the second quarter ended June 30, 2007. These financial results included the following:
•	Revenues were $1,698 million for the second quarter of 2007, an 8 percent increase compared to $1,576 million for the same period of 2006.

•	Marketing services revenues were $1,486 million for the second quarter of 2007, a 7 percent increase compared to $1,386 million for the same period of 2006.

•	Marketing services revenues from Owned and Operated sites were $887 million for the second quarter of 2007, an 18 percent increase compared to $752 million for the same period of 2006. Owned and Operated sites refer to Yahoo!’s owned and operated online properties and services.

•	Marketing services revenues from Affiliate sites were $599 million for the second quarter of 2007, a 5 percent decrease compared to $634 million for the same period of 2006. Affiliate sites refer to Yahoo!’s distribution network of third-party entities who have integrated Yahoo!’s search and/or display advertising offerings into their websites.

•	Fees revenues were $212 million for the second quarter of 2007, a 12 percent increase compared to $190 million for the same period of 2006.

•	Gross profit for the second quarter of 2007 was $1,015 million, a 9 percent increase compared to $930 million for the same period of 2006.

•	Operating income for the second quarter of 2007 was $185 million, a 19 percent decrease compared to $230 million for the same period of 2006.

•	Cash flow from operating activities for the second quarter of 2007 was $406 million, a 6 percent decrease compared to $430 million for the same period of 2006.

•	Net income for the second quarter of 2007 was $161 million or $0.11 per diluted share compared to $164 million or $0.11 per diluted share for the same period of 2006.

•	The provision for income taxes for the second quarter of 2007 was $88 million and yielded an effective tax rate of 41 percent. The provision for income taxes for the second quarter of 2006 was $123 million and yielded an effective tax rate of 46 percent.

•	United States segment revenues for the second quarter of 2007 were $1,119 million, a 5 percent increase compared to $1,070 million for the same period of 2006.

•	International segment revenues for the second quarter of 2007 were $579 million, a 15 percent increase compared to $506 million for the same period of 2006.
Corporate Information
     Yahoo! was incorporated in March 1995 under the laws of California. Yahoo! was subsequently reincorporated in May 1999 under the laws of Delaware. Our principal executive offices are located at 701 First Avenue, Sunnyvale, California 94089 and our telephone number is (408) 349-3300. Our website is located at http://www.yahoo.com. As used in this prospectus, the words “we,” “us,” “our” and “Yahoo!” refer to Yahoo! Inc., a Delaware corporation, and its subsidiaries.
RISK FACTORS
     You should consider, among other things, the matters discussed under “Risk Factors” in Item 1A of our most recent Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus.
FORWARD-LOOKING STATEMENTS
     This prospectus contains and incorporates by reference forward-looking statements. In addition to current and historical information, this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future operations, prospects, potential products, services, developments and business strategies. These statements can, in some cases, be identified by the use of terms such as “may,” “will,” “should,” “could,” “would,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” or “continue” or the negative of such terms or other comparable terminology. This prospectus includes and incorporates by reference, among others, forward-looking statements regarding our:
•	expectations about revenues for marketing services and fees;

•	expectations about growth in users;

•	expectations about cost of revenues and operating expenses;

•	expectations about effective tax rate;

•	expectations about our announced reorganization;
•	anticipated capital expenditures;

•	evaluation of possible acquisitions of, or investments in, businesses, products and technologies; and

•	expectations about positive cash flow generation and existing cash and investments being sufficient to meet normal operating requirements.
     These statements involve certain known and unknown risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, those listed Item 1A “Risk Factors” of our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007. We assume no obligation to update forward-looking statements contained or incorporated by reference in this prospectus.
USE OF PROCEEDS
     The selling stockholders identified in this prospectus, their pledges, donees, transferees or other successors in interest, will receive all of the proceeds from the sale of our common stock being offered hereby. We will not receive any proceeds from these sales. See “Selling Stockholders.”
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
     Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “YHOO.” The following table sets forth the range of high and low per share sales prices as reported for each period indicated and reflects all stock splits effected:

	High	Low
Year ended December 31, 2005
First quarter	$38.90	$30.30
Second quarter	$38.95	$32.29
Third quarter	$38.02	$31.60
Fourth quarter	$43.45	$32.77
Year ended December 31, 2006
First quarter	$43.66	$29.75
Second quarter	$34.09	$28.60
Third quarter	$33.74	$24.60
Fourth quarter	$28.56	$22.65
Year ending December 31, 2007
First quarter	$32.84	$25.26
Second quarter	$33.61	$26.61
Third quarter (through July 30, 2007)	$27.80	$23.38
     On July 30, 2007, the last sale price for our common stock as reported on the Nasdaq Global Select Market was $23.62 per share. As of July 30, 2007, there were approximately 11,034 holders of record of our common stock.
     We have never paid any cash dividends on our common stock and have no present plans to do so.

SELLING STOCKHOLDERS
     This prospectus relates to the resale of our common stock held by the selling stockholders listed below. The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, in connection with our acquisition of Right Media Inc. on July 11, 2007. The registration statement of which this prospectus is a part of has been filed pursuant to registration rights granted to the selling stockholders as part of our acquisition.
     Under the terms of the registration rights agreement between us and the selling stockholders, we will pay all expenses of the registration of the shares of common stock, including SEC filing fees, except that the selling stockholders will pay all discounts and selling commissions, if any. Our expenses for the registration of the shares of common stock are estimated to be $70,000.
     The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of June 30, 2007. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.
     In the table below, the percentage of shares beneficially owned is based on 1,340,625,827 shares of our common stock outstanding as of June 30, 2007, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under such rule, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of such date through the exercise of any options or other rights. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of common stock shown as beneficially owned.
     Unless otherwise described below, to our knowledge, none of the selling stockholders nor any of their affiliates has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of the shares of common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

					After the offering
					(assuming all shares of
					common stock being offered
					hereby are sold)
	Prior to the offering				Number of
	Number of		Percent of	Number of	shares of	Percent of
	shares of		shares of	shares of	common	shares of
	common stock		common	common stock	stock	common
	beneficially		stock	being registered	beneficially	stock
Name of Selling Stockholder	owned		outstanding	for resale	owned	outstanding
Susan Abdalla	11,352		*	11,352	—	—
Christine M. Hunsicker	542,181	(1)(2)	*	131,400 (2)	410,781 (1)	*
Roger Jehenson	31,398		*	31,398	—	—

						After the offering
						(assuming all shares of
						common stock being offered
						hereby are sold)
	Prior to the offering					Number of
	Number of		Percent of	Number of		shares of		Percent of
	shares of		shares of	shares of		common		shares of
	common stock		common	common stock		stock		common
	beneficially		stock	being registered		beneficially		stock
Name of Selling Stockholder	owned		outstanding	for resale		owned		outstanding
Amy Michelle Kirsch-Lipton	2,710		*	2,710		—		—
Marc Kiven	28,096		*	28,096		—		—
Edward Paul Kozek III	32,218	(3)	*	21,812		10,406	(3)	*
Aaron Daniel Letscher	76,106	(4)	*	65,700		10,406	(4)	*
Patrick Jeremy McCarthy	13,526	(5)	*	2,189		11,337	(5)	*
Ramsey Reardon McGrory	33,050	(6)	*	32,850		200		*
Michael Walrath 2007 Grantor Retained Annuity Trust for Issue (7)	2,716,012	(8)	*	262,800		85,206	(9)	*
Michael Walrath 2007 Grantor Retained Annuity Trust for Michelle Walrath (7)	2,716,012	(10)	*	131,400		85,206	(9)	*
Michael Walrath 2007 Grantor Retained Annuity Trust for Walrath Family (7)	2,716,012	(11)	*	131,400		85,206	(9)	*
MW Ventures LLC (12)	2,716,012	(13)(14)	*	1,711,006	(14)	85,206	(9)	*
Michael Walrath	2,716,012	(14)(15)	*	394,200	(14)	85,206	(9)	*
Charles Brian O’Kelley	919,980	(16)	*	200,949		719,031	(16)	*
Matthew Allen Philips	175,254		*	175,254		—		—
Pinnacle Ventures I (Q) Equity Holdings, L.L.C. (17)	73,931		*	73,931		—		—
Pinnacle Ventures I Affiliates, L.P. (17)	2,098		*	2,098		—		—
Pinnacle Ventures I-A (Q), L.P. (17)	5,981		*	5,981		—		—
Pinnacle Ventures I-B, L.P. (17)	17,465		*	17,465		—		—
Pinnacle Ventures II Equity Holdings, L.L.C. (18)	21,574		*	21,574		—		—
Pinnacle Ventures II-A, L.P. (18)	971		*	971		—		—

					After the offering
					(assuming all shares of
					common stock being offered
					hereby are sold)
	Prior to the offering				Number of
	Number of		Percent of	Number of	shares of	Percent of
	shares of		shares of	shares of	common	shares of
	common stock		common	common stock	stock	common
	beneficially		stock	being registered	beneficially	stock
Name of Selling Stockholder	owned		outstanding	for resale	owned	outstanding
Pinnacle Ventures II-B, L.P. (18)	40,804		*	40,804	—	—
Pinnacle Ventures II-C, L.P. (18)	3,400		*	3,400	—	—
Pinnacle Ventures II-R, L.P. (18)	3,400		*	3,400	—	—
Point Ventures Group, LLC (19)	2,173,299	(20)	*	1,963,059	—	—
Trustees of 2007 Grantor Retained Annuity Trust under Article FIRST, Subdivision A of JPoint 2007 Grantor Retained Annuity Trust (21)	2,068,179	(22)	*	105,120	—	—
Trustees of 2007 Grantor Retained Annuity Trust under Article FIRST, Subdivision A of NPoint 2007 Grantor Retained Annuity Trust (23)	2,068,179	(24)	*	105,120	—	—
Redpoint Associates I, LLC (25)	21,874		*	21,874	—	—
Redpoint Technology Partners A-1, L.P. (25)	13,547		*	13,547	—	—
Redpoint Technology Partners Q-1, L.P. (25)	84,762		*	84,762	—	—
Redpoint Ventures I, L.P. (25)	853,112		*	853,112	—	—
Redpoint Ventures II, L.P. (26)	1,710,423		*	1,710,423	—	—
Redpoint Associates II, LLC (27)	39,549		*	39,549	—	—

*	Represents less than 1% of the total aggregate amount of shares of common stock outstanding as of June 30, 2007.

(1)	Includes options to purchase 410,781 shares of our common stock, which are exercisable within 60 days of the date of this prospectus.

(2)	Includes shares of common stock held in escrow pursuant to an Escrow Agreement, dated as of July 11, 2007 among us, U.S. Bank National Association and Christine Hunsicker. Ms. Hunsicker was the President of Right Media Inc. and is currently employed by us as Vice President, Right Media Exchange Operations.

(3)	Includes options to purchase 10,406 shares of our common stock, which are exercisable within 60 days of the date of this prospectus. Mr. Kozek was an employee of Right Media Inc. and is currently employed by us.

(4)	Includes options to purchase 10,406 shares of our common stock, which are exercisable within 60 days of the date of this prospectus. Mr. Letscher was an employee of Right Media Inc. and is currently employed by us.

(5)	Includes options to purchase 11,337 shares of our common stock, which are exercisable within 60 days of the date of this prospectus. Mr. McCarthy was an employee of Right Media Inc. and is currently employed by us.

(6)	Mr. McGrory was an employee of Right Media Inc. and is currently employed by us.

(7)	Michael Walrath and Michelle Walrath are trustees of the Michael Walrath 2007 Grantor Retained Annuity Trust for Issue (the “Issue Trust”), Michael Walrath 2007 Grantor Retained Annuity Trust for Michelle Walrath (the “Michelle Trust”) and Michael Walrath 2007 Grantor Retained Annuity Trust for Walrath Family (the “Family Trust) and exercise dispositive power over the shares of common stock being registered for resale in this prospectus.

(8)	Includes (i) 262,800 shares of our common stock directly held by the Issue Trust, (ii) 2,371,006 shares of our common stock beneficially held (directly and indirectly) by Michael Walrath, trustee of the Issue Trust, and (iii) options held by Mr. Walrath to purchase 82,206 shares of our common stock, which are exercisable within 60 days of the date of this prospectus.

(9)	Includes (i) 3,000 shares of our common stock held by Michael Walrath and (ii) options held by Mr. Walrath to purchase 82,206 shares of our common stock, which are exercisable within 60 days of the date of this prospectus.

(10)	Includes (i) 131,400 shares of our common stock directly held by the Michelle Trust, (ii) 2,502,406 shares of our common stock beneficially held (directly and indirectly) by Michael Walrath, trustee of the Michelle Trust, and (iii) options held by Mr. Walrath to purchase 82,206 shares of our common stock, which are exercisable within 60 days of the date of this prospectus.

(11)	Includes (i) 131,400 shares of our common stock directly held by the Family Trust, (ii) 2,502,406 shares of our common stock beneficially held (directly and indirectly) by Michael Walrath, trustee of the Family Trust, and (iii) options held by Mr. Walrath to purchase 82,206 shares of our common stock, which are exercisable within 60 days of the date of this prospectus.

(12)	Michael Walrath is the managing member of MW Ventures LLC and exercises dispositive power over the shares of common stock being registered for resale in this prospectus.

(13)	Includes (i) 1,711,006 of our common stock directly held by MW Ventures LLC, (ii) 922,800 shares of our common stock beneficially held (directly and indirectly) by Michael Walrath, the managing member of MW Ventures LLC, and (iii) options held by Mr. Walrath to purchase 82,206 shares of our common stock, which are exercisable within 60 days of the date of this prospectus.

(14)	Includes shares of common stock held in escrow pursuant to an Escrow Agreement, dated as of July 11, 2007 among us, U.S. Bank National Association, Michael Walrath and MW Ventures LLC.

(15)	Includes (i) 397,200 shares of our common stock directly held by Michael Walrath, (ii) 2,236,606 shares of our common stock indirectly beneficially held by Michael Walrath, and (iii) options held by Mr. Walrath to purchase 82,206 shares of our common stock, which are exercisable within 60 days of the date of this prospectus. Mr. Walrath was the Chief Executive Officer of Right Media Inc. and is currently employed by us as Senior Vice President, Right Media Exchange.

(16)	Includes options to purchase 719,031 shares of our common stock, which are exercisable within 60 days of the date of this prospectus.

(17)	Pinnacle Ventures Management I, LLC is the general partner of Pinnacle Ventures I (Q) Equity Holdings, L.L.C., Pinnacle Ventures I Affiliates, L.P., Pinnacle Ventures I-A (Q), L.P. and Pinnacle Ventures I-B, L.P. Kenneth R. Pelowski and Robert A. Curley, Jr. are managing members of Pinnacle Ventures Management I, LLC and each exercises dispositive power over the shares of common stock being registered for resale in this prospectus.

(18)	Pinnacle Ventures Management II, LLC is the general partner of Pinnacle Ventures II Equity Holdings, L.L.C., Pinnacle Ventures II-A, L.P., Pinnacle Ventures II-B, L.P., Pinnacle Ventures II-C, L.P. and Pinnacle Ventures II-R, L.P.

Kenneth R. Pelowski and Robert A. Curley, Jr. are managing members of Pinnacle Ventures Management II, LLC and each exercises dispositive power over the shares of common stock being registered for resale in this prospectus.
(19) Jonah Goodhart and Noah Goodhart are managing members of Point Ventures Group, LLC and each exercises dispositive power over the shares of common stock being registered for resale in this prospectus.
(20) Includes (i) 1,963,059 shares of our common stock directly held by Point Ventures Group, LLC, (ii) 105,120 shares of our common stock indirectly beneficially held by Jonah Goodhart, a managing member of Point Ventures Group, LLC, and (iii) 105,120 shares of our common stock indirectly beneficially held by Noah Goodhart, a managing member of Point Ventures Group, LLC.
(21) Jonah Goodhart is a trustee of the Trustees of 2007 Grantor Retained Annuity Trust under Article FIRST, Subdivision A of JPoint 2007 Grantor Retained Annuity Trust and exercises dispositive power over the shares of common stock being registered for resale in this prospectus.
(22) Includes 1,963,059 shares of our common stock indirectly beneficially held by Jonah Goodhart, trustee of the Trustees of 2007 Grantor Retained Annuity Trust under Article FIRST, Subdivision A of JPoint 2007 Grantor Retained Annuity Trust.
(23) Noah Goodhart is a trustee of the Trustees of 2007 Grantor Retained Annuity Trust under Article FIRST, Subdivision A of NPoint 2007 Grantor Retained Annuity Trust and exercises dispositive power over the shares of common stock being registered for resale in this prospectus.
(24) Includes 1,963,059 shares of our common stock indirectly beneficially held by Noah Goodhart, trustee of the Trustees of 2007 Grantor Retained Annuity Trust under Article FIRST, Subdivision A of NPoint 2007 Grantor Retained Annuity Trust.
(25) Redpoint Ventures I, LLC controls Redpoint Associates I, LLC, Redpoint Technology Partners A-1, L.P., Redpoint Technology Partners Q-1, L.P., and Redpoint Ventures I, L.P. Redpoint Ventures I, LLC’s managing directors are Jeffrey D. Brody, R. Thomas Dyal, Timothy M. Haley, G. Bradford Jones, John L. Walecka and Geoffrey Y. Yang, and they exercise dispositive power over the shares of common stock being registered for resale in this prospectus.
(26) Redpoint Ventures II, LLC controls Redpoint Ventures II, L.P. Redpoint Ventures II, LLC’s managing directors are Jeffrey D. Brody, R. Thomas Dyal, Timothy M. Haley, G. Bradford Jones, John L. Walecka and Geoffrey Y. Yang, and they exercise dispositive power over the shares of common stock being registered for resale in this prospectus.
(27) Redpoint Associates II, LLC’s managers are Jeffrey D. Brody, R. Thomas Dyal, Timothy M. Haley, G. Bradford Jones, John L. Walecka and Geoffrey Y. Yang, and they exercise dispositive power over the shares of common stock being registered for resale in this prospectus.

PLAN OF DISTRIBUTION
     The shares of our common stock listed in the table appearing in the “Selling Stockholders” section of this prospectus are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of our common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.
     The selling stockholders and their pledgees, assignees, donees, or other successors-in-interest who acquire their shares of our common stock after the date of this prospectus, may sell such shares of common stock from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•	through the Nasdaq Global Select Market or on any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the exercise of purchased or written options;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law and our insider trading policy.
     In connection with sales of our common stock or otherwise, a selling stockholder that is neither an employee of Yahoo! Inc. nor otherwise subject to our insider trading policy may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume and such selling stockholder may also sell short the shares of our common stock and deliver such shares to close out such short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell such securities.
     If underwriters are used in a firm commitment underwriting, the selling stockholders will execute an underwriting agreement with those underwriters relating to the shares of our common stock that the selling stockholders will offer. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares of our common stock will be subject to conditions. The underwriters, if any, will purchase such shares on a firm commitment basis and will be obligated to purchase all of such shares.
     The shares of our common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares of our common stock for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     The selling stockholders may authorize underwriters to solicit offers by institutions to purchase the shares of our common stock subject to the underwriting agreement from the selling stockholders at the public offering price stated in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If the selling stockholders sell shares of our common stock pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.
     The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of our common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealer transactions may include:
•	purchases of the shares of our common stock by a broker-dealer as principal and resales of the shares of our common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.
If dealers are utilized in the sale of shares of our common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
     The selling stockholders may also sell shares of our common stock through agents designated by them from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholders to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in any required prospectus supplement.
     The selling stockholders may sell any of the shares of our common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.
     The selling stockholders may indemnify underwriters, dealers or agents who participate in the distribution of the shares of our common stock against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.
     The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered by the selling stockholders hereby will be the purchase price of such shares less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.
     In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.
    We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the shares of our common stock offered by it pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS
     The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Menlo Park, California.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
     The SEC allows us to incorporate by reference into this prospectus certain of our publicly-filed documents, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information.
     We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on February 23, 2007;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed with the SEC on May 10, 2007;

•	Proxy statement on Schedule 14A filed with the SEC on April 30, 2007;

•	Current Reports on Form 8-K filed with the SEC on January 19, 2007, March 2, 2007, March 29, 2007, May 2, 2007, May 15, 2007, May 30, 2007, June 15, 2007, June 18, 2007 and July 27, 2007;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 12, 1996, as updated by our Current Report on Form 8-K filed with the SEC on August 11, 2000, and any other amendment or report filed for the purpose of updating such description; and

•	The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on March 19, 2001, as amended by our Registration Statement on Form 8-A/A filed with the SEC on April 30, 2004 and as updated by our Current Report on form 8-K filed with the SEC on April 4, 2005 (each, Commission File No. 000-28018), and any other amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, prior to the termination of the offering, shall be deemed to be incorporated herein by reference.
     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089, telephone: (408) 349-3382.
AVAILABLE INFORMATION
     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We file our annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s website at http://www.sec.gov. You may also obtain information about Yahoo! at our website at http://www.yahoo.com.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby. All of the amounts shown are estimates except the SEC registration fee.

Amount
SEC registration fee	$6,094.22
Printing expenses	1,000.00
Legal fees and expenses	50,000.00
Accounting fees and expenses	6,000.00
Miscellaneous expenses	6,905.78

Total	$70,000.00

     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Our Amended Bylaws provide generally for indemnification of our officers, directors, agents and employees to the extent authorized by the General Corporation Law of the State of Delaware (“DGCL”). Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such person. The statute also expressly provides that the power to indemnify that it authorizes is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     As permitted by Section 102 of the DGCL, our stockholders have approved and incorporated provisions into Article XII of our Amended and Restated Certificate of Incorporation and Article VI of our Amended Bylaws eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty, except for liability under Section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to us or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. Yahoo! has also entered into agreements with its directors and certain of its officers that will require Yahoo!, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The Company maintains liability insurance for the benefit of its officers and directors.
     The above discussion of the DGCL and of the Company’s amended and restated certificate of incorporation, bylaws, and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, amended and restated certificate of incorporation, bylaws and indemnification agreements.
     ITEM 16. EXHIBITS.

Number	Exhibit

4.1	Amended and Restated Rights Agreement, dated as of April 1, 2005, by and between Yahoo! Inc. and Equiserve Trust Company, N.A., as rights agent (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed April 4, 2005, and incorporated herein by reference.)

4.2	Registration Rights Agreement, dated July 11, 2007 among the Registrant and Certain Stockholders of Right Media Inc.

Number	Exhibit
5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference in the signature page to the registration statement).
     ITEM 17. UNDERTAKINGS.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California on this 1st day of August 2007.

YAHOO! INC.
By:	/s/ Jerry Yang
Jerry Yang
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jerry Yang and Blake Jorgensen, and each of them, with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Jerry Yang	Chief Executive Officer and Director	August 1, 2007
Jerry Yang	(principal executive officer)

/s/ Blake Jorgensen Blake Jorgensen	Chief Financial Officer (principal financial officer)	August 1, 2007

/s/ Michael Murray Michael Murray	Senior Vice President, Finance and Chief Accounting Officer (principal accounting officer)	August 1, 2007

/s/ Terry Semel Terry Semel	Chairman of the Board	August 1, 2007

Signature	Title	Date

/s/ Roy Bostock Roy Bostock	Director	August 1, 2007

/s/ Ronald Burkle Ronald Burkle	Director	August 1, 2007

/s/ Eric Hippeau	Director	August 1, 2007
Eric Hippeau

/s/ Vyomesh Joshi	Director	August 1, 2007
Vyomesh Joshi

/s/ Arthur Kern	Director	August 1, 2007
Arthur Kern

/s/ Robert Kotick	Director	August 1, 2007
Robert Kotick

/s/ Edward Kozel	Director	August 1, 2007
Edward Kozel

Director
Mary Agnes Wilderotter

/s/ Gary Wilson	Director	August 1, 2007
Gary Wilson

EXHIBIT INDEX

Number	Exhibit
4.1	Amended and Restated Rights Agreement, dated as of April 1, 2005, by and between Yahoo! Inc. and Equiserve Trust Company, N.A., as rights agent (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed April 4, 2005, and incorporated herein by reference.)

4.2	Registration Rights Agreement, dated July 11, 2007 among the Registrant and Certain Stockholders of Right Media Inc.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference in the signature page to the registration statement).